Exhibit 99.1

Contact:	Jeffrey B. Murphy, CEO or Alfred L. LaTendresse, CFO RTW, Inc. (952) 893-0403

RTW, INC. REPORTS RECEIPT OF SECURE A.M. BEST RATING

A.M. Best Increases the Rating of RTW’s Subsidiary to B+ (Very Good)

MINNEAPOLIS, MN — March 9, 2004, RTW, Inc. (Nasdaq: RTWI) reported today that A.M. Best Co. (Best) increased the financial strength rating of American Compensation Insurance Company (ACIC), a subsidiary of RTW, Inc., to B+ (Very Good, Secure) from B (Fair, Vulnerable). Best cited improved capitalization and continued profitable operating performance as the primary factors contributing to the increase. The Company increased the capital and surplus to $33.0 million in 2003 from $26.8 million in 2002 as a result of profitability in 2003.

     According to Best, “The rating reflects ACIC’s improved capitalization and profitability over the last two years. After returning an experienced executive management team in December 2001, the Company has closed unprofitable regions, reduced premiums in force, improved pricing and refocused on its specific underwriting niche and intense claims and case management.” “After the change in management in December 2001, the Company revised its business strategy and produced a modest underwriting profit in both 2002 and 2003, leading to much stronger pre-tax and net returns on premium and surplus.” “ACIC continues to close claims more quickly and at a lower average cost per claim than its competitors in the workers’ compensation industry.” “A.M. Best expects ACIC’s capitalization and profitability to improve further in 2004. The rating outlook is stable at this time.”

     Jeffrey B. Murphy, President and Chief Executive Officer of RTW said, “We are excited about the rating increase announced today by Best. This is a very positive action from Best and comes on top of a previous rating increase we received in April 2003. We have worked diligently since 2001 to improve operations, increase profitability and increase capital and surplus in our insurance subsidiary. We believe that the rating improvement affirms the actions that we have taken to date. Increasing the rating of our insurance subsidiary, without the aid of capital contributions, is an incredible accomplishment and a tribute to the employees of RTW. We expect to continue our trend of profitability into 2004.”

     RTW, Inc., based in Minneapolis, Minnesota, manages workers’ compensation programs for insured and self-insured employers using its proprietary management systems, the RTW SOLUTION® and ID15®. RTW’s workers’ compensation management system is designed to lower employers’ costs and return injured employees to work as soon as possible. RTW offers its services to employers in Minnesota, Wisconsin, South Dakota, Colorado, Michigan and Indiana. Clients span many industries, including manufacturing, health care, hospitality and wholesale/retail.

     RTW, Inc. is traded on the Nasdaq National Market under the symbol RTWI. For more information on RTW, Inc., please visit www.rtwi.com

     Safe Harbor Statement: Some of the statements made in this News Release, as well as statements made by us in periodic press releases and oral statements made by our officials to analysts and shareholders in the course of presentations about the Company, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things: (i) our ability to retain renewing policies and write new business with a B+ (Very Good) rating from A.M. Best; (ii) our ability to extend our workers’ compensation services to self-insured employers and other alternative markets; (iii) our ability to continue to increase pricing on insured products in the markets in which we remain; (iv) the ability of our reinsurers to honor their obligations; (v) our ability to accurately predict claim development; (vi) our ability to manage both our existing claims and new claims in an effective manner; (vii) our experience with claims frequency and severity; (viii) competition and the regulatory environment in which we operate; (ix) general economic and business conditions; (x) our ability to obtain and retain reinsurance at a reasonable cost; (xi) changes in workers’ compensation regulation by states, including changes in mandated benefits or insurance company regulation; (xii) interest rate changes; and (xiii) other factors as noted in our other filings with the SEC. This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may affect our future performance.